Exhibit 10.7

Execution Copy

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated November 8, 2007 (this “Agreement”), by and among SatCon Technology Corporation, a Delaware corporation (the “Company”) and the Persons listed on the Schedule of Investors attached hereto as Exhibit A who are signatories to this Agreement (each an “Investor,” and together the “Investors”). Unless otherwise provided in this Agreement, capitalized terms used herein have the respective meanings given to them in Section 1.1 hereof.

WHEREAS, pursuant to the Stock and Warrant Purchase Agreement, dated as of November 8, 2007 (the “Purchase Agreement”), by and among the Company and the Investors, the Company has agreed to issue and sell to the Investors shares of Series C Preferred Stock and the Warrants;

WHEREAS, upon the terms and conditions set forth in the Purchase Agreement, in the event of an Additional Warrant Triggering Event, the Company shall issue Additional Warrants to the Investors.

WHEREAS, the obligations of the Company and the Investors under the Purchase Agreement are conditioned upon, among other things, the execution and delivery of this Agreement by the Company and the Investors.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1           Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Additional Warrant(s)” has the meaning set forth in the Purchase Agreement.

“Additional Warrant Shares” has the meaning set forth in the Purchase Agreement.

“Additional Warrant Triggering Event” has the meaning set forth in the Purchase Agreement.

“Affiliate” means any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Agreement” means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Alternative Transaction Securities” has the meaning set forth in the Purchase Agreement.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Certificate of Designation” has the meaning set forth in the Purchase Agreement.

“Charter Documents” means the Certificate of Incorporation and the By-laws of the Company.

“Closing Date” has the meaning set forth in the Purchase Agreement.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any other capital stock of the Company into which such stock is reclassified or reconstituted.

“Common Stock Equivalents” means any security or obligation which is by its terms, directly or indirectly, convertible into or exchangeable or exercisable into or for shares of Common Stock, including, without limitation, the Series C Preferred Stock, the Warrants and any option, warrant or other subscription or purchase right with respect to Common Stock.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Underwriter” has the meaning set forth in Section 5.1.

“Designated Holder” means the Investors and any permitted transferee of the Investors to whom Registrable Securities have been transferred in accordance with Section 8.5 of this Agreement, other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S under the Securities Act (or any successor rule thereto), but in each case solely for so long as such Investor or transferee continues to be a holder of Registrable Securities.

“Effectiveness Period” has the meaning set forth in Section 3.2(a).

“Exchange Act” means the securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Holders’ Counsel” has the meaning set forth in Section 5.1(a).

“Incidental Registration” has the meaning set forth in Section 4.1.

“Indemnified Party” has the meaning set forth in Section 6.3.

“Indemnifying Party” has the meaning set forth in Section 6.3.

“Inspector” has the meaning set forth in Section 5.1(h).

“Investors” has the meaning set forth in the preamble to this Agreement and shall also include any permitted transferee thereof.

“Knowledge” has the meaning set forth in the Purchase Agreement.

“Liability” has the meaning set forth in Section 6.1.

“Majority in Interest” means the Designated Holders holding at least 50% of the then-outstanding Registrable Securities.

“NASD” means the National Association of Securities Dealers, Inc.

“New Securities” has the meaning set forth in the Purchase Agreement.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Records” has the meaning set forth in Section 5.1(h).

“Registrable Securities” means, subject to Section 2.2 below, (a) shares of Common Stock issued or issuable upon conversion of the Series C Preferred Stock and upon exercise of the Warrants and Additional Warrants; (b) shares of Common Stock issued as Alternative Transaction Securities pursuant to the Purchase Agreement (or if such Alternative Transaction Securities are not issued in the form of Common Stock, the Common Stock issued or issuable upon conversion or exercise of the Alternative Transaction Securities, as the case may be); (c) shares of Common Stock issued as New Securities to the Investors (or if such New Securities are not issued in the form of Common Stock, the Common Stock issued or issuable upon conversion or exercise of the New Securities, as the case may be); and (d) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the securities referenced in clauses (a), (b) and (c) above.

“Registration Expenses” has the meaning set forth in Section 5.3.

“Registration Statement” means a registration statement filed pursuant to the Securities Act.

“Required Effectiveness Date” means (i) with respect to the initial Shelf Registration Statement required to be filed hereunder, the earlier of (A) the date that is sixty (60) days from the Required Filing Date or (B) five (5) Business Days following the date the SEC or the Staff notifies the Company that it will not review the Registration Statement or that the Company may request effectiveness of the Registration Statement, and (ii) with respect to any additional Registration Statements that may be required to be filed hereunder (including without limitation pursuant to Section 3.2), the 60th day (or in the event of a review of such additional Registration Statement by the SEC, the 90th day) following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required and may be filed with the SEC.

“Required Filing Date” has the meaning set forth in Section 3.1.

“SEC” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“SEC Approved Registrable Securities” means Registrable Securities other than SEC Non-Registrable Securities.

“SEC Non-Registrable Securities” means the Registrable Securities excluded from the Registration Statement either (i) pursuant to Section 3.2(b) because the SEC or the Staff has indicated through comment letters or otherwise that such securities are not eligible to be resold under Rule 415 of the Securities Act, (ii) pursuant to Section 3.2(c) or (iii) pursuant to Section 3.2(d).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Series C Preferred Stock” means the Series C Convertible Preferred Stock, par value $0.01 per share, of the Company.

“Shelf Registration Statement” has the meaning set forth in Section 3.1.

“Staff” has the meaning set forth in Section 3.2(b).

“Stockholder Approval” has the meaning set forth in the Purchase Agreement.

“Stockholders Meeting” has the meaning set forth in the Purchase Agreement.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted (an “Eligible Market”), or (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the OTC Bulletin Board (or any successor thereto), or (c) if trading ceases to occur on the OTC Bulletin Board (or any successor thereto), any Business Day.

“Warrant(s)” has the meaning set forth in the Purchase Agreement.

ARTICLE II

GENERAL; SECURITIES SUBJECT TO THIS AGREEMENT

2.1           Grant of Rights. The Company hereby grants registration rights to the Designated Holders upon the terms and conditions set forth in this Agreement.

2.2           Registrable Securities. For the purposes of this Agreement, securities of the Company listed in clauses (a), (b), (c) and (d) of the definition of “Registrable Securities” in Section 1.1 hereof will cease to be Registrable Securities, when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) the entire amount of the Registrable Securities owned by a Designated Holder may be sold in a single sale, in the opinion of counsel satisfactory to the Company and such Designated Holder, each in their reasonable judgment (it being agreed that Greenberg Traurig, LLP shall be satisfactory counsel), without any limitation as to volume pursuant to Rule 144(k) (or any successor provision then in effect) under the Securities Act or (iii) such Registrable Securities have been sold pursuant to Rule 144 under the Securities Act.

2.3           Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.

ARTICLE III

SHELF REGISTRATION STATEMENT

3.1           Shelf Registration Statement. To the greatest extent legally permissible, not later than thirty (30) days after the earlier to occur of (i) the Second Tranche Closing Date (as defined in the Purchase Agreement) or (ii) in the event that the Company fails to obtain Stockholder Approval at the Stockholders Meeting, the date of the Stockholders Meeting (such 30th day, the “Required Filing Date”), the Company shall file with the SEC a shelf registration statement pursuant to Rule 415 of the Securities Act (the “Shelf Registration Statement”) on Form S-3 (or any successor form thereto), or if Form S-3 may not be used by the Company, on Form S-1 or SB-2 (or any successor forms thereto), as selected by the Company, with respect to the resale, from time to time, covering all of the Registrable Securities held by the Designated Holders. The Shelf Registration Statement shall contain substantially the “Plan of Distribution” attached hereto as Exhibit B. The disposition of Registrable Securities from the Shelf Registration Statement may occur in one or more underwritten offerings, block transactions, broker transactions, at-market transactions or in such other manner or manners as may be specified by the Designated Holders.

3.2           Effective Shelf Registration Statement.

(a)         The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to become effective as soon as practicable after the earlier to occur of (i) the Second Tranche Closing Date or (ii) in the event that the Company fails to obtain Stockholder Approval at the Stockholders Meeting, the date of the Stockholders Meeting (but not later than the Required Effectiveness Date), and shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act, subject to the provisions of Sections 5.4 and 5.5 hereof, until the earlier of (i) such time as the Company delivers an opinion of counsel reasonably acceptable to the Designated Holders holding a majority of the then-outstanding Registrable Securities (it being agreed that Greenberg Traurig, LLP shall be satisfactory counsel) that each Designated Holder may sell in the open market in a single transaction all Registrable Securities then held by each such Designated Holder pursuant to Rule 144(k) of the Securities Act (or any similar provision then in force) without being subject to the volume limitations thereof or otherwise under an applicable exemption from the registration requirements of the Securities Act, as amended, and all other applicable securities and blue sky laws, (ii) all Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement or (iii) all Registrable Securities have been sold pursuant to Rule 144 (such period being the “Effectiveness Period”).

(b)         Notwithstanding anything to the contrary in this Agreement, in the event the staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities by or on behalf of the Company such that Rule 415 is not available to the Company to register the resale of such Registrable Securities and as a result the Staff or the SEC does not permit such Registration Statement to become effective and used for resales in a manner that permits the continuous resale at the market by the Designated Holders participating therein (or as otherwise may be acceptable to each Designated Holder) without being named therein as an “underwriter,” then the Company shall reduce the number of shares to be included in such Registration Statement by all Designated Holders until such time as the Staff and the SEC shall so permit such Registration Statement to become effective as aforesaid. In making such reduction, the Company shall reduce the number of Registrable Securities to be included by all Designated Holders on a pro rata basis (based upon the number of Registrable Securities otherwise required to be included for each Designated Holder) unless the inclusion of shares by a particular Designated Holder or a particular set of Designated Holders results in the Staff or the SEC’s taking the position that the inclusion of such Registrable Securities by such Designated Holders would constitute a registration “by or on behalf of the Company,” in which event the shares held by such Designated Holder or set of Designated Holders shall be the only shares subject to reduction (and if by a set of Designated Holders on a pro rata basis by such Designated Holders or on such other basis as would result in the exclusion of the least number of shares by all such Designated Holders). In addition, in the event that the Staff or the SEC requires any Designated Holder seeking to sell securities under a Registration Statement filed pursuant to this Agreement to be specifically identified as an “underwriter” (an “Underwriter Identification”) in order to permit such Registration Statement to become effective, and such Designated Holder does not consent to being so named as an underwriter in such Registration Statement, then, in each such case, the Company shall reduce the total number of Registrable Securities to be registered on behalf of such Designated Holder, until such time as the Staff or the SEC does not require such Underwriter Identification or until such Designated Holder accepts such Underwriter Identification and the manner thereof. In the event of any reduction in Registrable Securities pursuant to this Section 3.2(b), if requested by a Designated Holder holding Registrable Securities that were so excluded from such registration, the Company shall use its reasonable best efforts to cause such Registrable Securities to be registered to the greatest extent and at the earliest opportunity practicable and in any event not later 30 days after the earliest practicable date permitted under applicable guidance of the SEC and the Staff (and shall use its reasonable best efforts to effect additional registrations of Registrable Securities until all such securities have been included in additional Registration Statements).

(c)         Notwithstanding anything to the contrary in this Agreement, in the event the SEC or the Staff does not permit inclusion of Additional Warrant Shares in a Registration Statement until such time that the related Additional Warrants are outstanding, then such Additional Warrant Shares may be excluded from the initial Shelf Registration Statement. Thereafter, on a semi-annual basis (by June 30 and December 31 of each year), the Company shall be obligated to file a Registration Statement covering the resale of any Additional Warrant Shares underlying Additional Warrants that are outstanding at such time; provided, however, that the Company shall not be required to file such a Registration Statement if the total number of Additional Warrant Shares to be included in such Registration Statement is less than 100,000 (as adjusted for stock dividends, splits, combinations and the like) or if the Additional Warrant Shares have been registered on a prior Registration Statement.

(d)         Notwithstanding anything to the contrary in this Agreement, a Designated Holder shall have the right to require the Company to exclude all or any portion of such Designated Holder’s Registrable Securities from any Registration Statement, by written notice to the Company upon such Designated Holder’s reasonable belief that (i) inclusion of such Registrable Securities in the Registration Statement could subject such Designated Holder to underwriter liability, or (ii) the SEC or the Staff will impose restrictions and terms on the disposition of such Registrable Securities that are materially inconsistent with the Plan of Distribution attached hereto as Exhibit B. In such event, the Company shall be required to file a new registration statement for such excluded shares in accordance with Section 3.2(b).

(e)         Notwithstanding anything to the contrary in this Agreement, in the event Rule 415 is not available to the Company to register the resale of such Registrable Securities or if the Shelf Registration Statement is not effective or is otherwise subject to suspension for 20 or more consecutive Trading Days or more than 60 Trading Days, in the aggregate, in any 365 day period, the Designated Holders may submit a written request (a “Demand Notice”) to the Company that the Company register all or part of the Registrable Securities under and in accordance with the Securities Act with an anticipated aggregate offering price of at least $3,000,000 (a “Demand Registration”). Such Demand Notice shall specify the number and description of Registrable Securities to be sold. Upon receipt of the Demand Notice, the Company shall (i) within five Business Days after receipt of such Demand Notice, give written notice of the proposed registration to all other Designated Holders; and (ii) as soon as practicable, use reasonable best efforts to effect such registration as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Designated Holders joining in such request as are specified in written requests received by the Company within 20 Business Days after the date the Company mails the written notice referred to in clause (i) above. The Company shall not be required to effect or take any action to effect a Demand Registration after the Company has effected two Demand Registrations pursuant to this Section 3.2(e). Section 3.3 shall not apply with respect to Demand Registrations.

3.3           Event Payments. Should an Event (as defined below) occur, then upon each monthly anniversary of the occurrence of such Event (an “Event Payment Date”) until the applicable Event is cured, as relief for the damages suffered therefrom by the Designated Holders (the parties hereto agreeing that the liquidated damages provided for in this Section 3.3 constitute a reasonable estimate of the damages that may be incurred by the Designated Holders by reason of such Event and that such liquidated damages represent the exclusive monetary remedy for the Designated Holders for damages suffered due to such Event), the Company shall pay to each Designated Holder an amount in cash, as liquidated damages and not as a penalty, equal to one-twentieth of a percent (0.0005) of (i) the number of SEC Approved Registrable Securities then held by such Designated Holder as of the date of such Event, multiplied by (ii) the purchase price paid by such Designated Holder for such SEC Approved Registrable Securities then held, for each day that such Event continues, excluding the day on which such Event has been cured. The payments to which a Designated Holder shall be entitled pursuant to this Section 3.3 are referred to herein as “Event Payments.” In the event the Company fails to make Event Payments to a Designated Holder within two (2) Business Days after an Event Payment Date, such Event Payments owed to such Designated Holder shall bear interest at the rate of one percent (1.0%) per month (prorated for partial months) until paid in full. All pro rated calculations made pursuant to this paragraph shall be based upon the actual number of days in such pro rated month. Notwithstanding the foregoing provisions, in no event shall the Company be obligated to pay such liquidated damages (a) to more than one Designated Holder in respect of the same Registrable Securities for the same period of time or (b) in an aggregate amount that exceeds 9.9% of the purchase price paid by such Designated Holder for its Registrable Securities pursuant to the Purchase Agreement.

For such purposes, each of the following shall constitute an “Event”:

(a)         the Registration Statement is not filed on or prior to the Required Filing Date or is not declared effective on or prior to the Required Effectiveness Date except (A) as provided for in Section 5.5, (B) in the event that the SEC or the Staff (whether by means of a comment letter provided by the SEC or the Staff relating to the Registration Statement or otherwise) makes a determination that the registration of the Registrable Securities under the Registration Statement may not be appropriately characterized as secondary offerings that are eligible to be made on a shelf basis under Rule 415 or that one or more of the Designated Holders should be named as an underwriter therein, (C) if the Company is involved in a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act or (D) in the event of a merger or consolidation of the Company or a sale, license or other disposition of more than fifty percent (50%) of the assets of the Company or one of its material subsidiaries in one or a series of related transactions; or

(b)         on and after the effective date of a Registration Statement filed hereunder, a Designated Holder is not permitted to sell SEC Approved Registrable Securities under the Registration Statement (or a subsequent Registration Statement filed in replacement thereof) for any reason (other than the fault of such Designated Holder) for twenty (20) or more consecutive Trading Days or more than sixty (60) Trading Days, in the aggregate, in any 365 day period, except as provided in Section 5.5.

ARTICLE IV

INCIDENTAL OR “PIGGY-BACK” REGISTRATION

4.1           Request for Incidental Registration. At any time after the date hereof until the end of the Effectiveness Period, if (i) the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor thereto), or (ii) the Company proposes to file a Registration Statement under the Securities Act with respect to an offering for the account of any stockholder of the Company other than any Designated Holder, then in each case the Company shall give written notice of such proposed filing to each of the Designated Holders at least twenty (20) days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request (an “Incidental Registration”); provided, however, that the Designated Holders shall only have the right to register shares pursuant to clause (ii) of this sentence if the Shelf Registration Statement is not effective or is otherwise subject to suspension (or if the Company reasonably foresees that such Registration Statement will be subject to suspension within thirty (30) days following such determination) under Sections 5.4 or 5.5 hereof. The Company shall use its reasonable best efforts (within twenty (20) days of the notice by the Designated Holders provided for below in this sentence) to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the “Company Underwriter”) to permit each of the Designated Holders who have requested in writing to the Company within ten (10) Business Days of the giving of the notice by the Company to participate in the Incidental Registration to include its, his or her Registrable Securities in such offering on the same terms and conditions as the securities of the Company or the account of such other stockholder, as the case may be, included therein. In connection with any Incidental Registration under this Section 4.1 involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter. If the Company Underwriter determines that the registration of all or part of the Registrable Securities which the Designated Holders have requested to be included in an offering by the Company for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor thereto) would materially adversely affect the success of such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such adverse effect, first, all of the securities to be offered for the account of the Company, second, the Registrable Securities to be offered for the account of the Designated Holders pursuant to this Article IV, as a group, which Registrable Securities shall be allocated pro rata among such Designated Holders based on the number of Registrable Securities requested to be included in such offering by each such Designated Holder, and third, other securities requested to be included in such offering; provided, however, that no such reduction shall reduce the shares of Registrable Securities held by the Designated Holders included in the registration to below 10% of the total amount of securities included in such registration, unless such adverse effect is related to any of the matters contemplated by Section 3.2(b) hereof, in which case such 10% floor shall not apply and such Registrable Securities may be excluded pursuant to the provisions of Section 3.2(b) hereof. If the Company Underwriter determines that the registration of all or part of the Registrable Securities which the Designated

Holders have requested to be included in an offering for the account of any stockholder of the Company other than any Designated Holders (“Other Stockholders”) would materially adversely affect the success of such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such adverse effect, first, all of the securities to be offered for the account of such Other Stockholders, second, the Registrable Securities to be offered for the account of the Designated Holders pursuant to this Article IV, as a group, which Registrable Securities shall be allocated pro rata among such Designated Holders based on the number of Registrable Securities requested to be included in such offering by each such Designated Holder, third, all of the securities to be offered for the account of the Company, and fourth, other securities requested to be included in such offering; provided, however, that no such reduction shall reduce the shares of Registrable Securities held by the Designated Holders included in the registration to below 30% of the total amount of securities included in such registration unless such adverse effect is related to any of the matters contemplated by Section 3.2(b) above, in which case such 30% floor shall not apply and such Registrable Securities may be excluded pursuant to the provisions of Section 3.2(b).

4.2           Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under Section 4.1 prior to the effectiveness of such registration whether or not any Designated Holder has elected to include Registrable Securities in such registration. A Designated Holder shall have the right, by written notice to the Company, to exclude all or any portion of such Designated Holder’s Registrable Securities from any Registration Statement effected pursuant to this Article IV at any time prior to its effectiveness.

4.3           Expenses. The Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Article IV, whether or not such Incidental Registration becomes effective.

ARTICLE V

REGISTRATION PROCEDURES

5.1           Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Article III or Article IV of this Agreement, the Company shall use its reasonable best efforts to effect the registration of such Registrable Securities in accordance with the intended method of distribution thereof, and in connection with any such request, the Company shall, as expeditiously as possible:

(a)         before filing a Registration Statement or prospectus or any amendments or supplements thereto relating to Registrable Securities, the Company shall provide a single counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration (“Holders’ Counsel”) with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, subject to such documents being under the Company’s control, provided, that in no event shall such review period be required to be more than five (5) days, and the Company shall notify the Holders’ Counsel and each seller of Registrable Securities of any stop order issued or threatened by the SEC relating to Registrable

Securities and use all reasonable efforts to prevent the entry of such stop order or to remove it if entered;

(b)         prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be reasonably necessary to keep such Registration Statement effective for the period specified in such Article III, or with respect to Article IV and if not so specified therein, the lesser of (A) 180 days and (B) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold and shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(c)         furnish to each seller of Registrable Securities, prior to filing a Registration Statement relating to Registrable Securities, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and any prospectus filed under Rule 424 under the Securities Act as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)         register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Securities may reasonably request, and continue such registration or qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller reasonably requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.1(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

(e)         notify each seller of Registrable Securities: (i) when a prospectus, any prospectus supplement, a Registration Statement or a post-effective amendment to a Registration Statement (but only if relating to Registrable Securities) has been filed with the SEC, and, with respect to a Registration Statement or any post-effective amendment (but only if relating to Registrable Securities), when the same has become effective; (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related prospectus or for additional information (but only if relating to Registrable Securities); (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement relating to Registrable Securities or the initiation or threatening of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; (v) of the existence of any fact or happening of any event (including the passage of time) of which the Company has Knowledge which makes any statement of a material fact in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Registration Statement or prospectus in order that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vi) determination by counsel of the Company that a post-effective amendment to a Registration Statement relating to Registrable Securities is advisable;

(f)          upon the occurrence of any event contemplated by clause (v) of Section 5.1(e), as promptly as practicable, prepare a supplement or amendment to such Registration Statement or related prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such Registration Statement or prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)         enter into and perform customary agreements and take such other actions as reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in “road shows” and other information meetings organized by the underwriter, if applicable;

(h)         make available at reasonable times for inspection by any Designated Holder, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders’ Counsel and any attorney, accountant or other agent retained by any such Designated Holder or any managing underwriter (each, an “Inspector” and collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Notwithstanding the foregoing, Records and other information that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors or used for any purpose other than as necessary or appropriate for the purpose of such inspection (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (A) the disclosure of such Records is necessary, in the Company’s judgment, to avoid or correct a misstatement or omission in the Registration Statement, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (C) the information in such Records was known to the Inspectors on a non-

confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each Designated Holder agrees that it shall promptly, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential, and such Designated Holder shall reasonably cooperate with the Company in connection therewith;

(i)          if such sale is pursuant to an underwritten offering, (A) obtain “comfort” letters dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “comfort” letters as Holders’ Counsel or the managing underwriter reasonably requests; (B) enter into a customary underwriting agreement or purchase agreement with the underwriter containing representations and warranties, covenants and legal opinion addressed to the Designated Holders and the underwriters in form, substance and scope as would be customarily made by the Company to underwriters and Designated Holders in similar offerings of securities; or (C) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Designated Holders and to the underwriter(s);

(j)          furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective and dated as of such date, an opinion of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

(k)         comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(l)          cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed; provided, that the applicable listing requirements are satisfied;

(m)        keep Holders’ Counsel reasonably advised in writing as to the initiation and progress of any registration under Article III or Article IV hereunder; provided, that the Company shall provide Holders’ Counsel with all correspondence with the SEC in connection with any Registration Statement filed hereunder to the extent that such Registration Statement has not been declared effective on or prior to the date required hereunder;

(n)         provide reasonable cooperation to each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; provided, that the Company shall not be required to incur material expenses or obligations in connection with its obligations under this Section 5.1(n); and

(o)         take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

5.2           Seller Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish, and such seller shall furnish, to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing. The furnishing of such information shall be a condition to the inclusion of the seller’s shares in such registration.

5.3           Registration Expenses. The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) SEC, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and expenses of the Holders’ Counsel (including without limitation the fees charges and expenses incurred in connection with any amendments to a Registration Statement), but in no event shall the Company be required to pay more than $15,000 in the aggregate for such fees, charges and expenses, and (v) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification), regardless of whether such Registration Statement is declared effective. All of the expenses described in the preceding sentence of this Section 5.3 are referred to herein as “Registration Expenses.”  The Designated Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker’s commission or underwriter’s discount or commission relating to registration and sale of such Designated Holders’ Registrable Securities.

5.4           Notice to Discontinue. Each Designated Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of Section 5.1(e) and Section 5.5 hereof, such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.1(f) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Designated Holder’s possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 5.1(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to clause (v) of Section 5.1(e) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by, and meeting the requirements of, Section 5.1(f).

5.5           Suspension of Sales. Notwithstanding anything in this Agreement to the contrary, so long as the Registration Statement is on Form S-1 or on any other form that does not allow for forward incorporation by reference of reports and other materials filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act, the Company may suspend sales under such Registration Statement as follows:  (i) for the period commencing at the time that the Company disseminates a press release announcing its preliminary financial results for any fiscal period and ending on the third Business Day after the earlier of (A) the date that the related report on Form 10-K or 10-Q, as applicable, under the Exchange Act is filed with the SEC and (B) the date on which such report is required to be filed under the Exchange Act (giving effect to Rule 12b-25 promulgated thereunder); (ii) for the period commencing at the time that the Company disseminates a press release announcing a material development that would make a statement of a material fact in such Registration Statement untrue or misleading and ending on the third Business Day after the earlier of (A) the date that the related report on Form 8-K is filed with the SEC and (B) the date on which such report is required to be filed under the Exchange Act (giving effect to Rule 12b-25 promulgated thereunder), and (iii) to the extent necessary to allow any post-effective amendment to the Registration Statement or supplement to the prospectus to be prepared and, if necessary, filed with the SEC and, in the case of a post-effective amendment, declared effective. In addition, the Company may suspend sales under any Registration Statement for a period during which the Company, in the good faith opinion of the Board of Directors, determines that the disclosure of material, non-public information concerning the Company or any of its subsidiaries would be materially detrimental to the Company; provided, that the Company shall promptly notify the Designated Holders in writing (I) of the existence of such material, non-public information (provided that in each notice the Company will not disclose the content of such material, non-public information to the Designated Holders) and the date on which such suspension will begin and (II) of the date on which such suspension ends; provided further, that such right to suspend sales shall not exceed sixty (60) Trading Days in any 365 day period without such suspension being deemed an Event pursuant to which the Company is required to make Event Payments pursuant to Section 3.3. The Company will use its reasonable best efforts to minimize periods during which the Registration Statement is not effective.

ARTICLE VI

INDEMNIFICATION; CONTRIBUTION

6.1           Indemnification by the Company. The Company agrees to indemnify and hold harmless each Designated Holder, its general or limited partners, members, directors, officers, Affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act) any of the foregoing from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (each, a “Liability” and collectively, “Liabilities”), (i) arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary, final or summary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or (ii) arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements were made, except insofar as such Liability arises out of or is based upon any untrue statement or omission contained in such Registration Statement, preliminary prospectus or final prospectus in reliance and in conformity with information concerning such Designated Holder furnished in writing to the Company by such Designated Holder specifically for use therein or is due to the grossly negligent wrongful action or wrongful inaction of such Designated Holder, to deliver or to cause to be delivered the prospectus, including a corrected prospectus, furnished by the Company to such Designated Holder (or made available by the Company if such Designated Holder is notified of its availability in writing in a timely manner); provided, however, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any indemnified Person from whom the Person asserting such losses, claims, damages, liabilities, expenses and judgments purchased securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the prospectus and a copy of the prospectus shall not have been furnished to such Person in a timely manner due to the wrongful action or wrongful inaction of such indemnified Person, whether as a result of negligence or otherwise. The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Holders of Registrable Securities.

6.2           Indemnification by Designated Holders. In connection with any Registration Statement in which a Designated Holder is participating pursuant to Article III or Article IV hereof, each such Designated Holder shall promptly furnish to the Company in writing such information with respect to such Designated Holder as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by such Designated Holder not materially misleading or necessary to cause such Registration Statement or prospectus not to omit a material fact with respect to such Designated Holder necessary in order to make the statements therein not misleading. Each Designated Holder agrees to indemnify and hold harmless the Company, its directors, officers, Affiliates, any underwriter retained by the Company and each Person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Designated Holders, but only if such untrue statement or omission was made in reliance upon and in conformity with information with respect to such Designated Holder furnished in writing to the Company by such Designated Holder specifically for use in such Registration Statement or preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing or, due to the grossly negligent wrongful action or wrongful inaction of such Designated Holder, to deliver or to cause to be delivered the prospectus, including a corrected prospectus, furnished by the Company to such Designated Holder (or made available by the Company if such Designated Holder is notified of its availability in writing in a timely manner); provided, however, that the total amount to be indemnified by such Designated Holder pursuant to this Section 6.2 shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Designated Holder in the offering to which the Registration Statement or prospectus relates.

6.3           Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party, in any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

6.4           Contribution.

(a)         If the indemnification provided for in this Article VI from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 6.1 and 6.2, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided, that the total amount to be contributed by such Designated Holder shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Designated Holder in the offering. No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification or contribution from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

(b)         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 6.4(a). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE VII

COVENANTS

7.1           Rule 144. The Company covenants that from and after the date hereof it shall use its reasonable best efforts to (a) file any reports required to be filed by it under the Exchange Act and (b) take such further action as each Designated Holder may reasonably request (including providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or Regulation S under the Securities Act or (ii) any similar rules or regulations hereafter adopted by the SEC. The Company shall, upon the request of any Designated Holder, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

7.2           Limitations on Registration Rights. No Person shall, without the prior written consent of a Majority in Interest, be permitted to include securities of the Company in any registration filed under Article III hereto.

ARTICLE VIII

MISCELLANEOUS

8.1           Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of Common stock and the Common Stock

Equivalents, (ii) any and all shares of voting common stock of the Company into which the shares of Common Stock or Common Stock Equivalents are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock or Common Stock Equivalents and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall use its reasonable best efforts to cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this Agreement as a condition of any such transaction.

8.2           No Inconsistent Agreements. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Designated Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement, except with the prior written consent of a Majority in Interest. No holder of the securities of the Company has the right to register securities of the Company on the initial or any subsequent Shelf Registration Statement.

8.3           Remedies. The Designated Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages (including those specified in Section 3.3) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

8.4           Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in the manner provided for under the Purchase Agreement.

8.5           Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The rights of the Designated Holders contained in this Agreement shall be automatically transferred to the transferee of any Registrable Security, provided, that (i) such transferee agrees to become a party to this Agreement and be fully bound by, and subject to, all of the terms and conditions of the Agreement as though an original party hereto; (ii) the Company is, within a reasonable time after such transfer, furnished with written notice of (a) the name and address of such transferee, and (b) the securities with respect to which such registration rights are being transferred; (iii) immediately following such transfer the further disposition of such securities by the transferee is restricted under the Securities Act or applicable state securities laws if so required; and (iv) such transfer shall have been conducted in accordance with all applicable federal and state securities laws. All of the obligations of the Company hereunder shall survive any such transfer. Except as provided in Article VI, no Person other than the parties hereto and their successors and permitted assigns are intended to be a beneficiary of this Agreement.

8.6           Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company and (ii) the Designated Holders holding at least 66.7% of the then-outstanding Registrable Securities; provided, that if any such amendment, modification, supplement, waiver, consent or departure would adversely affect the rights, preferences or privileges of any Investor disproportionately with respect to the rights, preferences and privileges of the other Investors, such Investor’s consent in writing shall be required; provided further, any party hereto may give a waiver in writing as to itself. Notwithstanding the foregoing, a Person who purchases Registrable Securities in the Second Tranche Closing (as defined in the Purchase Agreement) may become a party to this Agreement as an “Investor” and “Designated Holder” by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this Section or consent or approval of the Company (and Exhibit A shall be updated accordingly).

8.7           Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliated entities or Persons or entities or Persons under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

8.8           Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The parties hereto confirm that any facsimile copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

8.9           Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

8.10         GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of New York, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement or the affairs of the Company. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

8.11         Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

8.12         Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

8.13         Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

8.14         Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

8.15         Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement including, but not limited to, the Charter Documents and the Purchase Agreement.

8.16         Termination. Except for the liabilities or obligations under Section 5.3 or Article VI, all of which shall remain in effect in accordance with their terms, this Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

COMPANY:

SATCON TECHNOLOGY CORPORATION

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

INVESTOR:

ROCKPORT CAPITAL PARTNERS II, L.P.

By: RockPort Capital II, LLC
Its: General Partner

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

INVESTOR:

NGP ENERGY TECHNOLOGY PARTNERS, L.P.

By: NGP ETP, L.L.C.
Its: General Partner

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Exhibit A

Schedule of Investors

RockPort Capital Partners II, L.P.

160 Federal Street, 18th floor

Boston, MA 02110

Telephone:  (617) 912-1420

Facsimile:  (617) 912-1449

NGP Energy Technology Partners, L.P.

1700 K Street NW, Suite 750

Washington, D.C. 20006

Telephone:  (202) 536-3920

Facsimile:  (202) 536-3921

Exhibit B

Plan of Distribution

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•      ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•      block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•      purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•      an exchange distribution in accordance with the rules of the applicable exchange;

•      privately negotiated transactions;

•      short sales;

•      through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•      broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•      one or more underwritten offerings on a firm commitment or best efforts basis;

•      a combination of any such methods of sale; and

•      any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions or discounts may be less than or in excess of those customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.